June 26, 2024

REVISED

David Johnson

Re:	Employment Terms

Dear David:

On behalf of Vera Therapeutics, Inc. (the “Company”), I am pleased to offer you employment at the Company on the terms set forth in this offer letter agreement (this “Agreement”). As discussed, the terms of this Agreement govern with respect to your employment, which shall commence no later than July 1, 2024 (such actual date of your commencement of employment shall be referred to herein as the “Start Date”).

1.	Employment by the Company.

(a) Position. You will serve as the Company’s Chief Operating Officer. During the term of your employment with the Company, you will devote your best efforts and substantially all of your business time and attention to the business of the Company, except for approved vacation periods and reasonable periods of illness or other incapacities permitted by the Company’s general employment policies. It is anticipated that such business of the Company will include your providing services to entities that are subsidiaries of the Company or otherwise affiliated with the Company, without further or additional compensation or benefits other than as set forth in this Agreement.

(b) Duties and Location. You will perform such duties and responsibilities as are customary for your position or as may be directed by the Chief Executive Officer, to whom you report. Your primary office location will be the Company’s office in Brisbane, California. Notwithstanding the foregoing, the Company reserves the right to reasonably require you to perform your duties at places other than your primary office location from time to time, and to require reasonable business travel. The Company may modify your job title and duties as it deems necessary and appropriate in light of the Company’s needs and interests from time to time.

2.	Base Salary and Employee Benefits.

(a) Salary. You will receive for services to be rendered hereunder a base salary paid at the rate of $500,000 per year, less standard payroll deductions and tax withholdings. Your base salary will be paid on the Company’s ordinary payroll cycle. As an exempt salaried employee, you will be required to work the Company’s normal business hours, and such additional time as appropriate for your work assignments and position, and you will not be entitled to overtime compensation. Your base salary rate may be changed by the Company in its sole discretion and shall be reviewed by the Company no less than once per calendar year, starting in the calendar year 2025.

(b) Benefits. As a regular full-time employee, you will be eligible to participate in the Company’s standard employee benefits (pursuant to the terms and conditions of the benefit plans and applicable policies, as may be amended from time to time), all of which are described in summary plan descriptions and policies that will be available or provided to you by the Company.

David Johnson

June 26, 2024

3. Annual Bonus. Commencing with calendar year 2024, you will be eligible to earn an annual performance bonus of up to 40% of your base salary rate (the “Annual Bonus”), pro-rated for the portion of 2024 that you were employed by the Company. The Annual Bonus will be based upon the Company’s assessment of your performance and the Company’s attainment of written targeted goals as set by the Company in its sole discretion. Bonus payments, if any, will be subject to applicable payroll deductions and withholdings. Following the close of each calendar year, the Board (as defined below) will determine whether you have earned an Annual Bonus, and the amount of any such bonus, based on the achievement of such goals. No amount of Annual Bonus is guaranteed, and you must be an employee on the Annual Bonus payment date to be eligible to receive an Annual Bonus. The Annual Bonus, if earned, will be paid no later than March 15 of the calendar year after the applicable bonus year.

4. Expenses. The Company will reimburse you for reasonable travel, entertainment or other expenses incurred by you in furtherance or in connection with the performance of your duties hereunder, in accordance with the Company’s expense reimbursement policy as in effect from time to time. Further, the Company will reimburse up to $10,000 to you for reasonable, documented professional fees for the review of this Agreement, and any other documents reasonably related to this offer of employment.

5. Equity Compensation. Subject to approval by the Company’s Board of Directors or its Compensation Committee (the “Board”), the Company will grant you an option to purchase 160,000 shares of the Company’s Class A Common Stock with a per share exercise price equal to the fair market value of one share of Class A Common Stock on the applicable date of the grant (the “Option”). The Option will be subject to the terms of the Company’s then-effective equity incentive plan (the “Plan”) and your stock option agreement. The Option will vest subject to your continued employment over a four-year period, whereby 25% of your Option shares will vest on the first anniversary of your Start Date, with the remaining shares subject to the Option vesting in 36 equal monthly installments thereafter, in each case subject to your continued employment through the applicable vesting dates.

6. Compliance with Confidentiality Information Agreement and Company Policies. As a condition of employment, you agree to sign and comply with the Company’s Employee Confidential Information and Inventions Assignment Agreement (the “Confidentiality Agreement”), attached hereto as Exhibit A. In addition, you are required to abide by the Company’s policies and procedures, as modified from time to time within the Company’s discretion, and acknowledge in writing that you have read and will comply with the Company’s Employee Handbook (and provide additional such acknowledgements as the Employee Handbook may be modified from time to time); provided, however, that in the event the terms of this Agreement differ from or are in conflict with the Company’s general employment policies or practices, this Agreement shall control.

7. Protection of Third Party Information. In your work for the Company, you will be expected not to make any unauthorized use or disclosure of any confidential or proprietary information, including trade secrets, of any former employer or other third party to whom you have contractual obligations to protect such information. Rather, you will be expected to use only that information which is generally known and used by persons with training and experience comparable to your own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company. You represent that you are able to perform your job duties within these guidelines, and you are not in unauthorized possession of any unpublished documents, materials, electronically recorded information, or other property belonging to any former employer or other third party to whom you have a contractual obligation to protect such property. In addition, you represent and warrant that your employment by the Company will not conflict with any prior employment or consulting agreement or other agreement with any third party, that you will perform your duties to the Company without violating any such agreement(s), and that you have disclosed to the Company in writing any contract you have signed that may restrict your activities on behalf of the Company.

David Johnson

June 26, 2024

8. At-Will Employment Relationship. Your employment relationship with the Company is at-will. Accordingly, you may terminate your employment with the Company at any time and for any reason whatsoever simply by notifying the Company; and the Company may terminate your employment at any time, with or without Cause or advance notice.

9. Severance Absent a Change in Control. If (x) the Company terminates your employment without Cause (other than as a result of your death or disability) or (y) you resign your employment with the Company for Good Reason (such terminations in “x” and “y” referred to as a “Qualifying Termination”), provided such termination or resignation constitutes a Separation from Service (as defined under Treasury Regulation Section 1.409A-1(h), without regard to any alternative definition thereunder, a “Separation from Service”), then subject to Sections 11, 13 and 14 below and your continued compliance with the terms of this Agreement (including without limitation Section 6 above), the Company will provide you with the following severance benefits (the “Non-CIC Severance Benefits”):

(a) Cash Severance. The Company will pay you, as cash severance, nine months of your base salary in effect as of your Separation from Service Date, less standard payroll deductions and tax withholdings (the “Severance”). The Severance will be paid in installments on the Company’s ordinary payroll dates, commencing on the Company’s first regular payroll date that is not more than 30 days following your Separation from Service Date, provided the Release (as defined below) has become effective by such date, and shall be for any accrued base salary for the 30-day period plus the period from the 30th day until the regular payroll date, if applicable, and all salary continuation payments thereafter, if any, shall be made in equal installments on the Company’s regular payroll dates.

(b) COBRA Severance. As an additional severance benefit, the Company will continue to pay the cost of your and your dependents’ health care coverage in effect at the time of your Separation from Service for a maximum of nine months, either under the Company’s regular health plan (if permitted), or by reimbursing for or paying your and your dependents’ COBRA premiums (the “COBRA Severance”). The Company’s obligation to pay the COBRA Severance on your behalf will cease if you obtain health care coverage from another source (e.g., a new employer or spouse’s benefit plan), unless otherwise prohibited by applicable law. You must notify the Company within two weeks if you obtain coverage from a new source. This payment of COBRA Severance by the Company would not expand or extend the maximum period of COBRA coverage to which you would otherwise be entitled under applicable law. Notwithstanding the above, if the Company determines in its sole discretion that it cannot provide the foregoing COBRA Severance without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company shall in lieu thereof provide to you a taxable monthly payment in an amount equal to the monthly COBRA premium that you would be required to pay to continue your and your dependents’ group health coverage in effect on the date of your termination (which amount shall be based on the premium for the first month of COBRA coverage), which payments shall be made on the last day of each month regardless of whether you elect COBRA continuation coverage and shall end on the earlier of (x) the date upon which you and your dependents obtain other coverage and (y) the last day of the ninth calendar month following your Separation from Service Date.

10. Change in Control Severance. In the event of a Qualifying Termination that occurs within three months prior to or within twelve months following the closing of a Change in Control (as defined below), provided such Qualifying Termination constitutes a Separation from Service, then subject to Sections 11, 13 and 14 below and your continued compliance with the terms of this Agreement (including without limitation Section 6 above), the Company will (a) accelerate the vesting of any of your then-unvested equity in the Company such that 100% of such equity shall be deemed immediately vested and exercisable as of your Separation from Service Date; and (b) increase the amount of Severance described in Section 9(a) and COBRA Severance described in Section 9(b)

David Johnson

June 26, 2024

to twelve months, and add to the cash component, as an additional severance benefit, an amount equal to your target Annual Bonus for the year of your Qualifying Termination, with such cash component to be paid in a single lump sum within ten business days after the effective date of the Release (the “CIC Severance Benefits”).

11. Limitation on Severance Benefits / Clawback and Recovery. Under no circumstances will you be able to receive both the Non-CIC Severance Benefits and the CIC Severance Benefits. Any and all Non-CIC Severance Benefits and CIC Severance Benefits provided under this Agreement will be subject to recoupment in accordance with the Company’s Incentive Compensation Recoupment Policy, as the same may be amended or restated from time to time, and any other clawback policy that the Company adopts.

12. Termination for Cause; Resignation Without Good Reason; Death or Disability. If at any time (a) the Company terminates your employment for Cause, (b) you resign your employment without Good Reason, or (c) either party terminates your employment as a result of your death or disability, then in any such case you will receive only your base salary accrued through your last day of employment, as well as any unused vacation (if applicable) accrued through your last day of employment. Under these circumstances, you will not be entitled to any other form of compensation from the Company, including the Non-CIC Severance Benefits, the CIC Severance Benefits, or any other severance benefits, other than your rights to the vested portion of any equity and any other rights to which you are entitled under the Company’s benefit programs.

13. Conditions to Receipt of the Non-CIC Severance Benefits and CIC Severance Benefits. Prior to and as a condition to your receipt of the Non-CIC Severance Benefits or CIC Severance Benefits described above, you shall execute and deliver to the Company an effective release of claims in favor of the Company and substantially in the form attached as Exhibit A to this Agreement (the “Release”) (which will include a non-disparagement covenant in favor of the Company) within the applicable timeframe set forth therein, but not later than 21 days following your Separation from Service Date, and allow the Release to become effective according to its terms (by not invoking any legal right to revoke it) within any applicable time period set forth therein (such latest permitted effective date, the “Release Deadline”). The Release may be modified as required to conform to state-specific requirements, multiple-person terminations and/or changes in applicable state or federal law.

14. Return of Company Property. Within five business days after your Separation from Service Date (or earlier if requested by the Company), you will return to the Company all Company documents (and all copies thereof) and other Company property within your possession, custody or control, including, but not limited to, Company files, notes, financial and operational information, customer lists and contact information, product and services information, research and development information, Company account and device login and password information, drawings, records, plans, forecasts, reports, payroll information, spreadsheets, studies, analyses, compilations of data, proposals, agreements, sales and marketing information, personnel information, specifications, code, software, databases, computer-recorded information, tangible property and equipment (including, but not limited to, computers, facsimile machines, mobile telephones, tablets, handheld devices, and servers), credit cards, entry cards, identification badges and keys, and any materials of any kind which contain or embody any proprietary or confidential information of the Company, and all reproductions thereof in whole or in part and in any medium. You further agree that you will make a diligent search to locate any such documents, property and information and return them to the Company within the timeframe provided above. In addition, if you have used any personally-owned computer, server, or e-mail system to receive, store, review, prepare or transmit any confidential or proprietary data, materials or information of the Company, then within five business days after your Separation from Service Date you will make best efforts to permanently delete and expunge such confidential or proprietary information from those systems without retaining any reproductions (in whole or in part). You shall deliver to the Company a signed statement certifying compliance with this Section 14 prior to the receipt of the Non-CIC Severance Benefits or CIC Severance Benefits.

David Johnson

June 26, 2024

15. Outside Activities. Throughout your employment with the Company, you may engage in civic and not-for-profit activities so long as such activities do not interfere with the performance of your duties hereunder or present a conflict of interest with the Company. Subject to the restrictions set forth herein and with the prior written consent of the Company, you may serve as a director of other corporations and may devote a reasonable amount of your time to other types of business or public activities not expressly mentioned in this paragraph. The Company may rescind its consent to your service as a director of all other corporations or participation in other business or public activities, if the Company, in its sole discretion, determines that such activities compromise or threaten to compromise the Company’s business interests or conflict with your duties to the Company.

During your employment by the Company, except on behalf of the Company, you will not directly or indirectly serve as an officer, director, stockholder, employee, partner, proprietor, investor, joint venturer, associate, representative or consultant of any other person, corporation, firm, partnership or other entity whatsoever known by you to compete with the Company (or is planning or preparing to compete with the Company), anywhere in the world, in any line of business engaged in (or planned to be engaged in) by the Company; provided, however, that you may purchase or otherwise acquire up to (but not more than) 1% of any class of securities of any enterprise (but without participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange.

16. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

For purposes of this Agreement, “Cause” for termination will mean your: (a) commission or conviction (including a guilty plea or plea of nolo contendere) of any felony or any other crime involving fraud, dishonesty or moral turpitude; (b) your commission or attempted commission of or participation in a fraud or act of dishonesty or misrepresentation against the Company; (c) material breach of your duties to the Company; (d) intentional damage to any property of the Company; (e) misconduct, or other violation of any Company policy that causes material harm; provided that the parties cannot agree in good faith to a reasonable cure of such misconduct or violation; (f) your material violation of any written and fully executed contract or agreement between you and the Company, including without limitation, material breach of your Confidentiality Agreement, or of any statutory duty you owe to the Company; or (g) conduct by you which in the good faith and reasonable determination of the Company demonstrates gross unfitness to serve.

For purposes of this Agreement, you shall have “Good Reason” for resigning from employment with the Company if any of the following actions are taken by the Company without your prior written consent: (a) a material reduction in your base salary, which the parties agree is a reduction of at least 10% of your base salary (unless pursuant to a salary reduction program applicable generally to the Company’s similarly situated employees); (b) a material reduction in your duties (including responsibilities and/or authorities, change of title, and/or, except in the case of a material change to the Company, reporting structure), provided, however, that a change in job position shall not be deemed a “material reduction” in and of itself unless your new duties are materially reduced from the prior duties; or (c) relocation of your principal place of employment to a place that increases your one-way commute by more than 50 miles as compared to your then-current principal place of employment immediately prior to such relocation, provided that if you work remotely during any period in which your regular principal place of employment at a Company office is closed, then neither your relocation to remote work or back to the office from remote work will be considered a relocation of your principal place of employment with the Company for purposes of this definition. In order to resign for Good Reason, you must provide written notice to the Chief Executive Officer or the Board within 30 days after each occurrence of the event giving rise to Good Reason setting forth the basis for your resignation, allow the Company at least 30 days from receipt of such written notice to cure such event, and if such event is not reasonably cured within such period, you must resign from all positions you then hold with the Company not later than 30 days after the expiration of the cure period.

David Johnson

June 26, 2024

For purposes of this Agreement, “Change in Control” shall mean: (a) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, continue to hold a majority of the voting power of the surviving entity (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such consolidation, merger or reorganization; (b) any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company’s voting power is transferred; provided that the foregoing shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or indebtedness of the Company is cancelled or converted or a combination thereof; or (c) a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company.

17. Compliance with Section 409A. It is intended that the Non-CIC Severance Benefits and CIC Severance Benefits set forth in this Agreement satisfy, to the greatest extent possible, the exemptions from the application of Section 409A of the Internal Revenue Code of 1986, as amended, (the “Code”) (Section 409A, together with any state law of similar effect, “Section 409A”) provided under Treasury Regulations 1.409A-1(b)(4), 1.409A-1(b)(5) and 1.409A-1(b)(9). For purposes of Section 409A (including, without limitation, for purposes of Treasury Regulations 1.409A-2(b)(2)(iii)), your right to receive any installment payments under this Agreement (whether severance payments, reimbursements or otherwise) shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment hereunder shall at all times be considered a separate and distinct payment. Notwithstanding any provision to the contrary in this Agreement, if the Company (or, if applicable, the successor entity thereto) determines that the Non-CIC Severance Benefits or CIC Severance Benefits constitute “deferred compensation” under Section 409A and you are, on the date of your Qualifying Termination, a “specified employee” of the Company or any successor entity thereto, as such term is defined in Section 409A(a)(2)(B)(i) of the Code (a “Specified Employee”), then, solely to the extent necessary to avoid the incurrence of adverse personal tax consequences under Section 409A, the timing of the Non-CIC Severance Benefits or CIC Severance Benefits shall be delayed until the earliest of: (i) the date that is six months and one day after your Qualifying Termination date, (ii) the date of your death, or (iii) such earlier date as permitted under Section 409A without the imposition of adverse taxation. Upon the first business day following the expiration of such applicable Code Section 409A(a)(2)(B)(i) period, all payments or benefits deferred pursuant to this section shall be paid in a lump sum or provided in full by the Company (or the successor entity thereto, as applicable), and any remaining payments due shall be paid as otherwise provided herein. No interest shall be due on any amounts so deferred. If the Non-CIC Severance Benefits or CIC Severance Benefits are not covered by one or more exemptions from the application of Section 409A and the Release could become effective in the calendar year following the calendar year in which you have a Qualifying Termination, the Release will not be deemed effective any earlier than the Release Deadline. The Non-CIC Severance Benefits and CIC Severance Benefits are intended to qualify for an exemption from application of Section 409A or comply with its requirements to the extent necessary to avoid adverse personal tax consequences under Section 409A, and any ambiguities herein shall be interpreted accordingly.

18. Section 280G; Parachute Payments.

(a) If any payment or benefit you will or may receive from the Company or otherwise (a “280G Payment”) would (1) constitute a “parachute payment” within the meaning of Section 280G of the

Code, and (2) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”),

David Johnson

June 26, 2024

then any such 280G Payment provided pursuant to this Agreement (a “Payment”) shall be equal to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment (after reduction) being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount (i.e., the amount determined by clause (x) or by clause (y)), after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in your receipt, on an after-tax basis, of the greater economic benefit notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in a Payment is required pursuant to the preceding sentence and the Reduced Amount is determined pursuant to clause (x) of the preceding sentence, the reduction shall occur in the manner (the “Reduction Method”) that results in the greatest economic benefit for you. If more than one method of reduction will result in the same economic benefit, the items so reduced will be reduced pro rata (the “Pro Rata Reduction Method”).

(b) Notwithstanding any provision of subsection (a) above to the contrary, if the Reduction Method or the Pro Rata Reduction Method would result in any portion of the Payment being subject to taxes pursuant to Section 409A that would not otherwise be subject to taxes pursuant to Section 409A, then the Reduction Method and/or the Pro Rata Reduction Method, as the case may be, shall be modified so as to avoid the imposition of taxes pursuant to Section 409A as follows: (1) as a first priority, the modification shall preserve to the greatest extent possible, the greatest economic benefit for you as determined on an after-tax basis; (2) as a second priority, Payments that are contingent on future events (e.g., being terminated without Cause), shall be reduced (or eliminated) before Payments that are not contingent on future events; and (3) as a third priority, Payments that are “deferred compensation” within the meaning of Section 409A shall be reduced (or eliminated) before Payments that are not deferred compensation within the meaning of Section 409A.

(c) Unless you and the Company agree on an alternative accounting firm or law firm, the accounting firm engaged by the Company for general tax compliance purposes as of the day prior to the effective date of the change in control transaction shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the change in control transaction, the Company shall appoint a nationally recognized accounting or law firm to make the determinations required by this Section 18. The Company shall bear all expenses with respect to the determinations by such accounting or law firm required to be made hereunder. The Company shall use commercially reasonable efforts to cause the accounting or law firm engaged to make the determinations hereunder to provide its calculations, together with detailed supporting documentation, to you and the Company within 15 calendar days after the date on which your right to a 280G Payment becomes reasonably likely to occur (if requested at that time by you or the Company) or such other time as requested by you or the Company.

(d) If you receive a Payment for which the Reduced Amount was determined pursuant to clause (x) of Section 18(a) and the Internal Revenue Service determines thereafter that some portion of the Payment is subject to the Excise Tax, Executive agrees to promptly return to the Company a sufficient amount of the Payment (after reduction pursuant to clause (x) of Section 18(a)) so that no portion of the remaining Payment is subject to the Excise Tax. For the avoidance of doubt, if the Reduced Amount was determined pursuant to clause (y) of Section 18(a), you shall have no obligation to return any portion of the Payment pursuant to the preceding sentence.

19. Dispute Resolution. To ensure the rapid and economical resolution of disputes that may arise in connection with your employment with the Company, and in exchange for the mutual promises contained in this offer letter, you and the Company agree that any and all disputes, claims, or causes of action, in law or equity, including but not limited to statutory claims, arising from or relating to the enforcement, breach, performance, or

David Johnson

June 26, 2024

interpretation of this letter agreement, your employment with the Company, or the termination of your employment, shall be resolved pursuant to the Federal Arbitration Act, 9 U.S.C. § 1-16, to the fullest extent permitted by law, by final, binding and confidential arbitration conducted by JAMS or its successor, under JAMS’ then applicable rules and procedures appropriate to the relief being sought (available upon request and also currently available at the following web address(es): (i) https://www.jamsadr.com/rules-employment-arbitration/ and (ii) https://www.jamsadr.com/rules-comprehensive-arbitration/) at a location closest to where you last worked for the Company or another mutually agreeable location. You acknowledge that by agreeing to this arbitration procedure, both you and the Company waive the right to resolve any such dispute through a trial by jury or judge. This provision shall not be mandatory for any claim or cause of action to the extent applicable law prohibits subjecting such claim or cause of action to mandatory arbitration and such applicable law is not preempted by the Federal Arbitration Act or otherwise invalid (collectively, the “Excluded Claims”), including claims or causes of action alleging sexual harassment or a nonconsensual sexual act or sexual contact, or unemployment or workers’ compensation claims brought before the applicable state governmental agency. In the event you or the Company intend to bring multiple claims, including one of the Excluded Claims listed above, the Excluded Claims may be filed with a court, while any other claims will remain subject to mandatory arbitration. Nothing herein prevents you from filing and pursuing proceedings before a federal or state governmental agency, although if you choose to pursue a claim following the exhaustion of any applicable administrative remedies, that claim would be subject to this provision. In addition, with the exception of Excluded Claims arising out of 9 U.S.C., chapter 4, all claims, disputes, or causes of action under this section, whether by you or the Company, must be brought in an individual capacity, and shall not be brought as a plaintiff (or claimant) or class member in any purported class or representative proceeding, nor joined or consolidated with the claims of any other person or entity. The arbitrator may not consolidate the claims of more than one person or entity, and may not preside over any form of representative or class proceeding. To the extent that the preceding sentences regarding class or representative claims or proceedings are found to violate applicable law or are otherwise found unenforceable, any claim(s) alleged or brought on behalf of a class or in a representative capacity shall proceed in a court of law rather than by arbitration. You will have the right to be represented by legal counsel at any arbitration proceeding. Questions of whether a claim is subject to arbitration under this agreement shall be decided by the arbitrator, unless applicable law provides otherwise. Likewise, procedural questions which grow out of the dispute and bear on the final disposition are also matters for the arbitrator, provided however, that if required by applicable law, a court and not the arbitrator may determine the enforceability of this paragraph with respect to Excluded Claims. The arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law; and (b) issue a written statement signed by the arbitrator regarding the disposition of each claim and the relief, if any, awarded as to each claim, the reasons for the award, and the arbitrator’s essential findings and conclusions on which the award is based. The arbitrator shall be authorized to award all relief that you or the Company would be entitled to seek in a court of law. The Company shall pay all arbitration administrative fees in excess of the administrative fees that you would be required to pay if the dispute were decided in a court of law. Each party is responsible for its own attorneys’ fees, except as may be expressly set forth in your employee confidential information and inventions assignment agreement or as otherwise provided under applicable law. Nothing in this letter agreement is intended to prevent either you or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration. Any awards or orders in such arbitrations may be entered and enforced as judgments in the federal and state courts of any competent jurisdiction.

20. Miscellaneous. This offer is contingent upon a background check clearance, reference checks clearance, and satisfactory proof of your identity and right to work in the United States. This Agreement, together with your Confidentiality Agreement, forms the complete and exclusive statement of your employment agreement with the Company. It supersedes any other agreements or promises made to you by anyone, whether oral or written. Changes in your employment terms, other than those changes expressly reserved to the Company’s or Board’s

David Johnson

June 26, 2024

discretion in this Agreement, require a written modification approved by the Company and signed by a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination shall not affect any other provision of this Agreement and the provision in question shall be modified so as to be rendered enforceable in a manner consistent with the intent of the parties insofar as possible under applicable law. This Agreement shall be construed and enforced in accordance with the laws of the State of California without regard to conflicts of law principles. Any ambiguity in this Agreement shall not be construed against either party as the drafter. Any waiver of a breach of this Agreement, or rights hereunder, shall be in writing and shall not be deemed to be a waiver of any successive breach or rights hereunder. This Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law (e.g., www.docusign.com)) or other transmission method and shall be deemed to have been duly and validly delivered and be valid and effective for all purposes, and may be executed in counterparts which shall be deemed to be part of one original, and facsimile and electronic signatures shall be equivalent to original signatures.

Please sign and date this Agreement and the enclosed Confidentiality Agreement and return them to me on or before June 25, 2024 if you wish to accept employment at the Company under the terms described above. The offer of employment herein will expire if I do not receive this signed letter by that date. I would be happy to discuss any questions that you may have about these terms.

We are delighted to be making this offer and the Company looks forward to your favorable reply and to a productive and enjoyable work relationship.

Sincerely,

/s/ Marshall W. Fordyce, M.D.
Marshall W. Fordyce, M.D.
Chief Executive Officer

Reviewed, Understood, and Accepted:

/s/ David Johnson		June 26, 2024
David Johnson	Date

Exhibit A: Employee Confidential Information and Inventions Assignment Agreement

Exhibit B: Form of Release

Exhibit 10.1

EXHIBIT A

EMPLOYEE CONFIDENTIAL INFORMATION AND INVENTIONS ASSIGNMENT AGREEMENT

EMPLOYEE CONFIDENTIAL INFORMATION

AND INVENTIONS ASSIGNMENT AGREEMENT

In consideration of my employment or continued employment by Vera Therapeutics, Inc. (“Employer”), and its subsidiaries, parents, affiliates, successors, and assigns (together with Employer, “Company”), the compensation paid to me now and during my employment with Company, and Company’s agreement to provide me with access to its Confidential Information (as defined below), I enter into this Employee Confidential Information and Inventions Assignment Agreement with Employer (the “Agreement”).

A. During the course of my employment, I will have access to and knowledge of Company’s trade secrets and Confidential Information; and

B. It is of material benefit to restrict the disclosure of Company’s trade secrets and Confidential Information with a nondisclosure, non-competition, and non-solicitation agreement, all of which are reasonable in terms of scope, geography and duration.

Accordingly, in consideration of the mutual promises and covenants contained herein, Employer (on behalf of itself and Company) and I agree as follows:

Confidential Information Protections.

Recognition of Company’s Rights; Nondisclosure. My employment by Company creates a relationship of confidence and trust with respect to Confidential Information (as defined below) and Company has a protectable interest in the Confidential Information. Except to the extent permitted by Section 13.12, at all times during and after my employment, I will hold in confidence and will not disclose, use, lecture upon, or publish any Confidential Information, except as required in connection with my work for Company, or as approved by an officer of Company. I will obtain written approval by an officer of Company before I lecture on or submit for publication any material (written, oral, or otherwise) that discloses and/or incorporates any Confidential Information. I will take all reasonable precautions to prevent the disclosure of Confidential Information. Notwithstanding the foregoing, pursuant to 18 U.S.C. Section 1833(b), I will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (1) is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Company information or documentation to which I have access during my employment, regardless of whether it contains Confidential Information, is the property of Company and cannot be downloaded or retained for my personal use or for any use that is outside the scope of my duties for Company.

Confidential Information. “Confidential Information” means any and all confidential knowledge or data of Company, and includes any confidential knowledge or data that Company has received, or receives in the future, from third parties that Company has agreed to treat as confidential and to use for only certain limited purposes. By way of illustration but not limitation, Confidential Information includes (a) trade secrets, inventions, ideas, processes, formulas, software in source or object code, data, technology, know-how, designs and techniques, and any other work product of any nature, and all Intellectual Property Rights (defined below) in all of the foregoing (collectively, “Inventions”), including all Company Inventions (defined in Section 2.1); (b) information regarding research, development, new products, business and operational plans, budgets, unpublished financial statements and projections, costs, margins, discounts, credit terms, pricing, quoting procedures, future plans and strategies, capital-raising plans, internal services, suppliers and supplier information; (c) information about customers and potential customers of Company, including customer lists,

David Johnson

June 26, 2024

names, representatives, their needs or desires with respect to the types of products or services offered by Company, and other non-public information; (d) information about Company’s business partners and their services, including names, representatives, proposals, bids, contracts, and the products and services they provide; (e) information regarding personnel, employee lists, compensation, and employee skills; and (f) any other non-public information that a competitor of Company could use to Company’s competitive disadvantage. However, Company agrees that I am free to use information that I knew before my employment with Company or that is, at the time of use, generally known in the trade or industry through no breach of this Agreement by me.

Third Party Information. I understand, in addition, that Company has received and in the future will receive from third parties their confidential and/or proprietary knowledge, data or information (“Third Party Information”) subject to a duty on Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. During my employment and thereafter, I will hold Third Party Information in confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for

Company) or use, except in connection with my work for Company, Third Party Information unless expressly authorized by an officer of Company in writing.

Term of Nondisclosure Restrictions. Except to the extent permitted by Section 13.12, I will only use or disclose Confidential Information and Third Party Information as provided in this Section 1. The restrictions in this Section 1 are intended to and will continue indefinitely, even after my employment by Company ends. However, if a time limitation on my obligation not to use or disclose Confidential Information and Third Party Information is required under applicable law, and the Agreement or its restriction(s) cannot otherwise be enforced, the two-year period after the date my employment ends will be the time limitation relevant to the contested restriction; provided, however, that my obligation not to disclose or use trade secrets that are protected without time limitation under applicable law will continue indefinitely.

No Improper Use of Information of Prior Employers and Others. During my employment by Company, I will not improperly use or disclose confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto Company’s premises any unpublished documents or property belonging to a former employer or any other person to whom I have an obligation of confidentiality unless that former employer or person has consented in writing.

Restricted Access Granted. In exchange for my agreement not to disclose or use Confidential Information or Third Party Information, except as required in performing my duties for Company, and for the non-solicitation covenants, and the other promises provided herein, Company will grant me access to Confidential Information or Third Party Information required to fulfill the duties of my position as determined by Company. I agree that Company has no pre-existing obligation to reveal Confidential Information or Third Party Information.

Assignments of Inventions.

Definitions. The term (a) “Intellectual Property Rights” means all past, present and future rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: trade secrets, Copyrights, trademark and trade name rights, mask work rights, patents and industrial property, and all proprietary rights in technology or works of authorship (including, in each case, any application for any such rights, all rights to priority, and any rights to apply for any such rights, as well as all rights to pursue remedies for infringement or violation of any such rights); (b) “Copyright” means the exclusive legal right to reproduce, perform, display, distribute and make derivative works of a work of authorship (for example, a literary, musical, or artistic work) recognized by the laws of any jurisdiction in the world; (c) “Moral Rights” means all paternity, integrity, disclosure, withdrawal, special and similar rights recognized by the laws of any jurisdiction in the world; and (d) “Company Inventions” means any and all Inventions (and all Intellectual Property Rights related to Inventions) that are made, conceived, developed, prepared, produced, authored, edited, amended, reduced to practice, or learned or set out in any tangible medium of expression or otherwise created, in whole or in part, by me, either alone or with others, during my employment by Company, and all printed, physical, and electronic copies, and other tangible embodiments of Inventions.

Employee Confidential Information and Inventions Assignment Agreement

David Johnson

June 26, 2024

Non-Assignable Inventions. I recognize that this Agreement will not be deemed to require assignment of any Invention that I develop entirely on my own time without using Company’s equipment, supplies, facilities or trade secrets, or Confidential Information, except for Inventions that either (i) relate to Company’s actual or anticipated business, research or development, or (ii) result from or are connected with any work performed by me for Company. In addition, this Agreement does not apply to any Invention that qualifies fully for protection from assignment to Employer to the extent applicable to me as described in Exhibit A for employees working in certain jurisdictions (collectively, “Nonassignable Inventions”).

Prior Inventions.

On the signature page to this Agreement is a list describing any Inventions that (i) are owned by me or in which I have an interest and that were made or acquired by me before my date of first employment by Company, and (ii) may relate to Company’s business or actual or demonstrably anticipated research or development, and (iii) are not to be assigned to Company (“Prior Inventions”). If no such list is attached, I agree, represent and warrant that no Inventions that would be classified as Prior Inventions exist as of the date of this Agreement.

If I use any Prior Inventions and/or Nonassignable Inventions in the scope of my employment, or if I include any Prior Inventions and/or Nonassignable Inventions in any product or service of Company, or if my rights in any Prior Inventions and/or any Nonassignable Inventions may block or interfere with, or may otherwise be required for, the exercise by Company of any rights assigned to Company under this Agreement (each, a “License Event”), (i) I will immediately notify Company in writing, and (ii) unless Company and I agree otherwise in writing, I hereby grant to Company a non-exclusive, perpetual, transferable, fully-paid, royalty-free, irrevocable, worldwide license, with rights to sublicense through multiple levels of sublicensees, to reproduce, make derivative works of, distribute, publicly perform, and publicly display in any form or medium (whether now known or later developed), make, have made, use, sell, import, offer for sale, and exercise any and all present or future rights in, such Prior Inventions and/or Nonassignable Inventions. To the extent that any third parties have any rights in or to any Prior Inventions or any Nonassignable Inventions, I represent and warrant that such third party or parties have validly and irrevocably granted to me the right to grant the license stated above. For purposes of this Section 2.3(b), “Prior Inventions” includes any Inventions that would be classified as Prior Inventions, whether or not they are listed on the signature page to this Agreement.

Assignment of Company Inventions. I hereby assign to Employer all my right, title, and interest in and to any and all Company Inventions other than Nonassignable Inventions and agree that such assignment includes an assignment of all Moral Rights. To the extent such Moral Rights cannot be assigned to Employer and to the extent the following is allowed by the laws in any country where Moral Rights exist, I hereby unconditionally and irrevocably waive the enforcement of such Moral Rights, and all claims and causes of action of any kind against Employer or related to Employer’s customers, with respect to such rights. Neither my successors-in-interest nor legal heirs retain any Moral Rights in any Company Inventions. Nothing contained in this Agreement may be construed to reduce or limit Company’s rights, title, or interest in any Company Inventions so as to be less in any respect than that Company would have had in the absence of this Agreement.

Obligation to Keep Company Informed. During my employment by Company, I will promptly and fully disclose to Company in writing all Inventions that I author, conceive, or reduce to practice, either alone or jointly with others. At the time of each disclosure, I will advise Company in writing of any Inventions that I believe constitute Nonassignable Inventions; and I will at that time provide to Company in writing all evidence necessary to substantiate my belief. Subject to Section 2.3(b), Company agrees to keep in confidence, not use for any purpose, and not disclose to third parties without my consent, any confidential information relating to Nonassignable Inventions that I disclose in writing to Company.

Government or Third Party. I agree that, as directed by Company, I will assign to a third party, including the United States, all my right, title, and interest in and to any particular Company Invention.

Employee Confidential Information and Inventions Assignment Agreement

David Johnson

June 26, 2024

Ownership of Work Product. I acknowledge that all original works of authorship that are made by me (solely or jointly with others) within the scope of my employment and that are protectable by Copyright are “works made for hire,” pursuant to United States Copyright Act (17 U.S.C., Section 101).

Enforcement of Intellectual Property Rights and Assistance. I will assist Company, in every way Company requests, including signing, verifying and delivering any documents and performing any other acts, to obtain and enforce United States and foreign Intellectual Property Rights and Moral Rights relating to Company Inventions in any jurisdictions in the world. My obligation to assist Company with respect to Intellectual Property Rights relating to Company Inventions will continue beyond the termination of my employment, but Company will compensate me at a reasonable rate after such termination for the time I actually spend on such assistance. If Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in this paragraph, I hereby irrevocably designate and appoint Employer and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and on my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of this Agreement with the same legal force and effect as if executed by me. I hereby waive and quitclaim to Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Intellectual Property Rights assigned to Employer under this Agreement.

Incorporation of Software Code. I will not incorporate into any Inventions, including any Company software, or otherwise deliver to Company, any software code licensed under the GNU General Public License, Lesser General Public License, or any other license that, by its terms, requires or conditions the use or distribution of such code on the disclosure, licensing, or distribution of any source code owned or licensed by Company, except in strict compliance with Company’s policies regarding the use of such software or as specifically directed by Company.

Records. I will keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that is required by Company) of all Confidential Information developed by me and all Company Inventions made by me during the period of my employment at Company, which records will be available to and remain the sole property of Employer at all times.

Duty of Loyalty During Employment. To the extent applicable to me or modified for me as described in Exhibit B based on the jurisdiction in which I work, during my employment by Company, I will not, without Company’s written consent, directly or indirectly engage in any employment or business activity that is directly or indirectly competitive with, or would otherwise conflict with, my employment by Company.

No Solicitation of Employees, Consultants, Contractors, or Customers or Potential Customers. To the extent applicable to me or modified for me as described in Exhibit C based on the jurisdiction in which I work, and subject to future modification by Section 10.3, during the period of my employment and for the one-year period after the date my employment ends for any reason, including voluntary termination by me or involuntary termination by Company, I will not, as an officer, director, employee, consultant, owner, partner, or in any other capacity, either directly or through others, except on behalf of Company:

solicit, induce, encourage, or participate in soliciting, inducing or encouraging any person then employed by Company or who has left the employment of Company within the preceding six months, or any person or entity engaged by Company as a consultant or independent contractor or who/which has ceased a service relationship with Company within the preceding six months, to terminate such person’s or entity’s relationship with Company, even if I did not initiate the discussion or seek out the contact;

solicit, induce, encourage, or participate in soliciting, inducing, or encouraging any person then employed by Company or who has left the employment of Company within the preceding six months, or any person or entity engaged by Company as a consultant or independent contractor or who/which has ceased a service relationship with Company

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June 26, 2024

within the preceding six months, to terminate such person’s or entity’s relationship with Company to render services to me or any other person or entity that researches, develops, markets, sells, performs or provides or is preparing to develop, market, sell, perform or provide Conflicting Services (as defined below);

hire or attempt to hire any person who is an employee, consultant, or independent contractor of Company, even if I did not initiate the discussion or seek out the contact;

hire, employ, or engage any person then employed by Company or who has left the employment of Company within the preceding six months in a business venture as partners or owners or other joint capacity, or attempt to hire, employ, or engage any person then employed by Company or who has left the employment of Company within the preceding six months in a business venture as partners or owners or other joint capacity;

solicit, induce, encourage, or participate in an attempt to induce any Customer or Potential Customer (as defined below), to terminate, diminish, or materially alter in a manner harmful to Company its relationship with Company;

solicit or assist in the solicitation of any Customer or Potential Customer to induce or attempt to induce such Customer or Potential Customer to purchase or contract for any Conflicting Services;

solicit, induce, encourage or attempt to solicit, induce, or encourage, any franchisee, joint venture, supplier, vendor or contractor who conducted business with Company at any time during the two-year period before the termination of my employment with Company, to terminate or adversely modify any business relationship with Company or not to proceed with, or enter into, any business relationship with Company, nor will I otherwise interfere with any business relationship between Company and any such franchisee, joint venture, supplier, vendor or contractor; or

perform, provide or attempt to perform or provide any Conflicting Services for a Customer or Potential Customer (except as prohibited by law).

For purposes of this Agreement: (a) a “Customer or Potential Customer” is any person or entity who or which used or inquired of Company’s services at any time during the two-year period preceding the termination of my employment with Company; and (b) “Conflicting Services” means any product, service, or process or the research and development thereof, of any person or organization other than Company that competes with a product, service, or process, including the research and development thereof, of Company with which I worked directly or indirectly during my employment by Company or about which I acquired Confidential Information during my employment by Company.

Non-Compete Provision.

To the extent applicable to me or modified for me as described in Exhibit D based on the jurisdiction in which I work, and subject to any future modification by Section 10.3, for the one-year period after the date my employment ends for any reason, including voluntary termination by me or involuntary termination by Company (except as prohibited by law), I will not, directly or indirectly, as an officer, director, employee, consultant, owner, partner, or in any other capacity solicit, perform, or provide, or attempt to perform or provide Conflicting Services (defined above) anywhere in the Restricted Territory (defined below), nor will I assist another person to solicit, perform or provide or attempt to perform or provide Conflicting Services anywhere in the Restricted Territory.

The parties agree that, for purposes of this Agreement, “Restricted Territory” means (a) all counties in the state or district in which I primarily perform services for Company; (b) all other states or districts of the United States of America in which Company provided goods or services, had customers, or otherwise conducted business at any time during the two-year period before the date of the termination of my relationship with Company; and (c) any other countries in which Company provided goods or services, had customers, or otherwise conducted business at any time during the two-year period before the date of the termination of my relationship with Company.

Employee Confidential Information and Inventions Assignment Agreement

David Johnson

June 26, 2024

Reasonableness of Restrictions. I have read this entire Agreement and understand it. I acknowledge that (a) I have the right to consult with counsel before signing this Agreement, (b) I will derive significant value from Company’s agreement to provide me with Company Confidential Information to enable me to optimize the performance of my duties to Company, and (c) my fulfillment of the obligations contained in this Agreement, including my obligation neither to disclose nor to use Company Confidential Information other than for Company’s exclusive benefit and my obligations not to compete and not to solicit are necessary to protect Company Confidential Information and, consequently, to preserve the value and goodwill of Company. I agree that (i) this Agreement does not prevent me from earning a living or pursuing my career, and (ii) the restrictions contained in this Agreement are reasonable, proper, and necessitated by Company’s legitimate business interests. I represent and agree that I am entering into this Agreement freely, with knowledge of its contents and the intent to be bound by its terms. If a court finds this Agreement, or any of its restrictions, are ambiguous, unenforceable, or invalid, Company and I agree that the court will read the Agreement as a whole and interpret such restriction(s) to be enforceable and valid to the maximum extent allowed by law. If the court declines to enforce this Agreement in the manner provided in this Section 7 and/or Section 13.2, Company and I agree that this Agreement will be automatically modified to provide Company with the maximum protection of its business interests allowed by law, and I agree to be bound by this Agreement as modified.

No Conflicting Agreement or Obligation. I represent that my performance of all the terms of this Agreement and as an employee of Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust before my employment by Company. I have not entered into, and I agree I will not enter into, any written or oral agreement in conflict with this Agreement.

Return of Company Property. When I cease to be employed by Company or upon Company’s earlier request, I will deliver to Company any and all materials, together with all copies thereof, containing or disclosing any Company Inventions, or Confidential Information. I will not copy, delete, or alter any information contained upon my Company computer or Company equipment before I return it to Company. In addition, if I have used any personal computer, server, or e-mail system to receive, store, review, prepare or transmit any Company information, including Confidential Information, I will provide Company with (a) a computer-useable copy of all such information and then permanently delete such information from those systems, and (b) access to my system as reasonably requested to verify that the necessary copying and/or deletion is completed. Any property situated on Company’s premises and owned by Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company’s personnel at any time during my employment, with or without notice. Before leaving my employment with Company, I will (i) provide Company any and all information needed to access any Company property or information returned or required to be returned pursuant to this paragraph, including any login, password, and account information, (ii) cooperate with Company in attending an exit interview, and (iii) complete and sign Company’s termination statement if required to do so by Company.

Legal and Equitable Remedies.

It may be impossible to assess the damages caused by my violation of this Agreement or any of its terms. Accordingly, in addition to any remedies available under applicable law and/or as set forth in any equity agreements between me and Company (including option grant notices), any threatened or actual violation of this Agreement or any of its terms will constitute immediate and irreparable injury to Company, and Company will have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that Company may have for a breach or threatened breach of this Agreement.

Except as prohibited by law or any agreement between Company and me regarding payment of fees charged by an arbitral body, if Company is successful in whole or in part in any legal or equitable action under this Agreement (including a court partially or fully granting any application, motion, or petition by Company for injunctive relief, including a temporary restraining order, preliminary injunction, or permanent injunction), whether against or commenced by me, Company will be entitled to recover from me all costs, fees, or expenses it incurred at any time during the course

Employee Confidential Information and Inventions Assignment Agreement

David Johnson

June 26, 2024

of the dispute, including reasonable attorney’s fees. A final resolution of such dispute or a final judgment is not a prerequisite to Company’s right to demand payment hereunder and such amounts must be paid by me to Company within 30 days after I receive written notice of such demand. If Company demands only a portion of such costs, fees, or expenses incurred, such demand will be without prejudice to further demands for (a) the remainder of any outstanding costs, fees, or expenses incurred, or (b) costs, fees, or expenses incurred after the prior demand.

If Company enforces this Agreement through a court order, the restrictions of Section 5 and Section 6 will remain in effect for a period of twelve months from the effective date of the order enforcing the Agreement, provided, however, notwithstanding anything to the contrary herein, the restrictions (to the extent applicable to me) will not exceed the maximum duration presumed reasonable under applicable law.

Notices. Any notices required or permitted under this Agreement may be sent by certified or registered mail, courier, express mail, or email delivery. Notices will be given to Company at its headquarters location at the time notice is given, labeled “Attention Chief Executive Officer,” and to me at my address as listed on Company payroll, or at such other address as Company or I may designate by written notice to the other. Notice will be effective upon receipt or refusal of delivery. If delivered by certified or registered mail, notice will be considered to have been given five business days after it was mailed, as evidenced by the postmark. If delivered by courier or express mail service, notice will be considered to have been given on the delivery date reflected by the courier or express mail service receipt. If delivered by email, notice will be considered to have been given upon either receipt of: (i) an acknowledgment or receipt by the recipient of the email, or (ii) electronic confirmation that said email has been opened by the recipient.

Publication of This Agreement to Subsequent Employer or Business Associates of Employee. If I am offered employment, or the opportunity to enter into any business venture as owner, partner, consultant or other capacity, while the restrictions in Section 5 and Section 6 are in effect, I will inform my potential employer, partner, co-owner and/or others involved in managing the business I have an opportunity to be associated with, of my obligations under this Agreement. I will inform Company of all employment and business ventures which I enter into while the restrictions described in Section 5 and Section 6 are in effect and I authorize Company to provide copies of this Agreement to my employer, partner, co-owner and/or others involved in managing the business I have an opportunity to be associated with and to make such persons aware of my obligations under this Agreement.

General Provisions.

Governing Law; Consent to Personal Jurisdiction; Notice of Change to Work Location or Residence. This Agreement will be governed by and construed according to the laws of the state or district in which I primarily work for Company without regard to any conflict of laws principles that would require the application of the laws of a different jurisdiction. I expressly consent to the personal jurisdiction and venue of the state and federal courts located in the state or district in which I primarily work for Company and the state or district in which Company’s headquarters is located for any lawsuit filed there against me by Company arising from or related to this Agreement (although I understand Company will not file a lawsuit in the state or district in which Company’s headquarters is located if prohibited by applicable law). I will not change the state or district where I am primarily working for the Company or reside, without providing prior written notice to the Company of such change (other than in the case of any such change requested or required of me by the Company). During the one-year period after the date my employment ends for any reason, I will provide written notice to the Company of any changes to the state or district in which I work or reside.

Severability. In case any one or more of the provisions, subsections, or sentences contained in this Agreement will, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability will not affect the other provisions of this Agreement, and this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained in this Agreement. If moreover, any one or more of the provisions contained in this Agreement will for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it will be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it will then appear.

Employee Confidential Information and Inventions Assignment Agreement

David Johnson

June 26, 2024

Successors and Assigns. This Agreement is for my benefit and the benefit of Company, its successors, assigns, parent corporations, subsidiaries, affiliates, and purchasers, and will be binding upon my heirs, executors, administrators and other legal representatives. Notwithstanding anything to the contrary herein, Company may assign this Agreement and its rights and obligations under this Agreement to any successor to all or substantially all of Company’s relevant assets, whether by merger, consolidation, reorganization, reincorporation, sale of assets or stock, or otherwise. For avoidance of doubt, Company’s successors and assigns are authorized to enforce Company’s rights under this Agreement.

Survival. This Agreement will survive the termination of my employment, regardless of the reason, and the assignment of this Agreement by Company to any successor in interest or other assignee.

Employment At-Will. I understand and agree that nothing in this Agreement will change my at-will employment status or confer any right with respect to continuation of employment by Company, nor will it interfere in any way with my right or Company’s right to terminate my employment at any time, with or without cause or advance notice, except as prohibited by law.

Waiver. No waiver by Company of any breach of this Agreement will be a waiver of any preceding or succeeding breach. No waiver by Company of any right under this Agreement will be construed as a waiver of any other right. Company will not be required to give notice to enforce strict adherence to all terms of this Agreement.

Export. I will not export, reexport, or transfer, directly or indirectly, any U.S. technical data acquired from Company or any products utilizing such data, in violation of the United States export laws or regulations.

Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Advice of Counsel. I ACKNOWLEDGE THAT, IN EXECUTING THIS AGREEMENT, I HAVE HAD THE RIGHT TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND I HAVE READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT WILL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION OF THIS AGREEMENT.

Entire Agreement. The obligations in Sections 1 and 2 (except Section 2.2 and Section 2.7, with respect to a consulting relationship) will apply to any time during which I was previously engaged, or am in the future engaged, by Company as a consultant, employee or other service provider if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement, together with the Exhibits herein and any executed written offer letter between me and

Company, is the final, complete and exclusive agreement between me and Company with respect to the subject matter of this Agreement and supersedes and merges all prior discussions between us, whether written or oral; provided, however, if, before execution of this Agreement, Company and I were parties to any agreement regarding the subject matter hereof, that agreement will be superseded by this Agreement prospectively only, except that any restrictive covenant provisions of such agreement will not be superseded and will remain in effect and enforceable without limiting or affecting the provisions of this Agreement. No modification of or amendment to this Agreement will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

Interpretation. For purposes of this Agreement, whenever the context requires the singular number includes the plural, and vice versa; the masculine gender includes the feminine and neuter genders; the feminine gender includes the masculine and neuter genders; and the neuter gender includes the masculine and feminine genders; and any references to sections (unless otherwise specified otherwise) refer to sections of this Agreement. The parties to this Agreement agree

Employee Confidential Information and Inventions Assignment Agreement

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June 26, 2024

that any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in the construction or interpretation of this Agreement. As used in this Agreement, the words “include” and “including,” and variations thereof, will not be deemed to be terms of limitation, but rather will be deemed to be followed by the words “without limitation.”

Protected Activity Not Prohibited. I understand that nothing in this Agreement limits or prohibits me from (a) filing a charge or complaint with, or otherwise communicating or cooperating with or participating in any investigation or proceeding that may be conducted by law enforcement or any federal, state or local government agency, entity, or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board, including disclosing documents or other information as permitted by law, without giving notice to, or receiving authorization from, Company; (b) discussing the terms and conditions of my employment with others to the extent expressly permitted by Section 7 of the National Labor Relations Act; or (c) disclosing or communicating information to the extent that such disclosure is protected under the applicable provisions of law or regulation, including but not limited to “whistleblower” statutes or other similar provisions that protect such disclosure, provided that (i) in each case such communications and disclosures are consistent with applicable law and (ii) the information subject to such disclosure was not obtained by me through a communication that was subject to the attorney client privilege or otherwise constitutes attorney work product, unless such disclosure of that information would otherwise be permitted by an attorney pursuant to 17 C.F.R. 205.3(d)(2), applicable state attorney conduct rules, or otherwise. I also understand that nothing in this Agreement prohibits me from discussing or disclosing information (either orally or in writing) that is expressly prohibited from being the subject of employee nondisclosure obligations under applicable law, such as information about possible or actual unlawful acts in the workplace, including harassment or any other conduct or violation of any U.S. federal, state or local law, regulation, or public policy, or from speaking with an attorney regarding the same. Any agreement in conflict with the foregoing is hereby deemed amended to be consistent with the foregoing Section 13.12.

[Signatures to follow on next page]

Employee Confidential Information and Inventions Assignment Agreement

David Johnson

June 26, 2024

This Agreement will be effective as of the date signed by the employee below.

EMPLOYER: Vera Therapeutics, Inc.	EMPLOYEE: David Johnson

/s/ Marshall Fordyce	/s/ David Johnson
(Signature)	(Signature)

Marshall Fordyce	David Johnson
(Printed Name)	(Printed Name)

Chief Executive Officer	June 26, 2024
(Title)	(Date Signed)

PRIOR INVENTIONS

1. Prior Inventions Disclosure. Except as listed in Section 2 below, the following is a complete list of all Prior Inventions:

No Prior Inventions. See below: N/A

Additional sheets attached.

2. Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to the Prior Inventions generally listed below, the intellectual property rights and duty of confidentiality with respect to which I owe to the following party(ies):

	Excluded Invention	Party(ies)	Relationship

1.

2.

3.

Additional sheets attached.

Employee Confidential Information and Inventions Assignment Agreement

Signature Page

David Johnson

June 26, 2024

EXHIBIT A

JURISDICTION-SPECIFIC IP ASSIGNMENT NOTIFICATIONS (AS APPLICABLE)

For California Employees Only

I acknowledge that, in accordance with Cal. Lab. Code § 2870, I am not required to assign to Employer any Invention that I develop entirely on my own time without using Employer’s equipment, supplies, facilities, or trade secret information, except for those inventions that either:

(1) Relate at the time of conception or use to Employer’s business, or actual or demonstrably anticipated research or development; or

(2) Result from any work I perform for Employer.

For Delaware Employees Only

I acknowledge that, in accordance with Del. Code Ann., Title 19, § 805, I am not required to assign to Employer any Invention that I develop entirely on my own time without using Employer’s equipment, supplies, facilities or trade secret information, except for those inventions that either:

(1) Relate to Employer’s business, or actual or demonstrably anticipated research or development; or

(2) Result from any work performed by me for Employer.

For Illinois Employees Only

I acknowledge that, in accordance with Chapter 765 Section 1060/2 of the Illinois Compiled Statutes, I am not required to assign to Employer any Invention that I develop entirely on my own time without using Employer’s equipment, supplies, facilities or trade secret information except for those inventions that either:

(1) Relate to Employer’s business, or actual or demonstrably anticipated research or development of Employer; or

(2) Result from any work performed by me for Employer.

For Kansas Employees Only

I acknowledge that, in accordance with K.S.A. § 44-130(a), I am not required to assign to Employer any Invention that I develop entirely on my own time and for which no equipment, supplies, facilities, or trade secret information of Employer was used, unless the invention either:

(1) Relates to Employer’s business, or actual or demonstrably anticipated research or development; or

(2) Results from any work I perform for Employer.

A-1

David Johnson

June 26, 2024

For Minnesota Employees Only

I acknowledge that, in accordance with Section 181.78 of the Minnesota Statutes, I am not required to assign to Employer any Invention that I develop entirely on my own time for which no equipment, supplies, facility or trade secret information of Employer was used, and:

(1) Does not relate (a) directly to the business of Employer or (b) to Employer’s actual or demonstrably anticipated research or development, or

(2) Does not result from any work performed by me for Employer.

For Nevada Employees Only

I acknowledge that, in accordance with NRS § 600.500, unless there is an express written agreement to the contrary, Employer is the sole owner of any “patentable invention or trade secret” developed by me during the course and scope of my employment that relates directly to work performed during the course and scope of employment.

For New Jersey Employees Only

I acknowledge that, in accordance with Section 34:1B-265 of the New Jersey Statutes, I am not required to assign to Employer any Invention that I develop entirely on my own time without using Employer equipment, supplies, facilities, or trade secret information, except for those inventions that either:

(1) Relate to Employer’s business, or actual or demonstrably anticipated research or development; or

(2) Result from any work performed by me on behalf of Employer.

For New York Employees Only

I acknowledge that, in accordance with N.Y. Lab. Law § 203-f, I am not required to assign to Employer any Invention that I develop entirely on my own time without using Employer’s equipment, supplies, facilities, or trade secret information, except for those inventions that either:

(1) Relate at the time of conception or use to Employer’s business, or actual or demonstrably anticipated research or development; or

(2) Result from any work I perform for Employer.

For North Carolina Employees Only

I acknowledge that, in accordance with North Carolina General Statute §§ 66.57.1 and 66.57.2, I am not required to assign to Employer any Invention that I develop entirely on my own time without using Employer’s equipment, supplies, facilities or trade secret information except for those inventions that either:

(1) Relate at the time of conception or reduction to practice of the invention to Employer’s business, or actual or demonstrably anticipated research or development of Employer; or

(2) Result from any work performed by me for Employer.

A-2

David Johnson

June 26, 2024

I acknowledge that I have the burden of establishing that any invention is excluded from assignment to Employer by the preceding paragraph.

I acknowledge that this limited exclusion does not apply to any patent or invention covered by a contract between Employer and the United States or any of its agencies requiring full title to such patent or invention to be in the United States.

For Utah Employees Only

I acknowledge that, in accordance with Utah Code §§ 34-39-1 to 34-39-3, I am not required to assign to Employer any Invention that is both (i) created by me on my own time, and (ii) not an “employment invention.”

An “employment invention” means an invention or any part that is:

•	Conceived, developed, or reduced to practice or created by me:

•	within the scope of my employment;

•	on Employer’s time; or

•	with the aid, assistance, or use of any of Employer’s property, equipment, facilities, supplies, resources, or intellectual property.

•	The result of any work, services, or duties performed by me for Employer.

•	Related to Employer’s industry or trade.

•	Related to Employer’s current or demonstrably anticipated business, research, or development.

For Washington Employees Only

I acknowledge that, in accordance with Section 49.44.140 of the Revised Code of Washington, I am not required to assign to Employer any Invention that I develop entirely on my own time and for which no equipment, supplies, facilities, or trade secret information of Employer was used, unless:

(1) The invention relates (a) directly to the business of Employer, or (b) to Employer’s actual or demonstrably anticipated research or development; or

(2) The invention results from any work performed by me for Employer.

A-3

David Johnson

June 26, 2024

EXHIBIT B

JURISDICTION-SPECIFIC MODIFICATIONS TO SECTION 4

(AS APPLICABLE)

For District of Columbia Employees Only

Section 4 of this Agreement will be replaced in its entirety with the following:

During my employment by Company, I will not, without Company’s written consent, directly or indirectly engage in any outside employment or business activity that Company reasonably believes will: (i) result in my disclosure or use of Company’s Confidential Information; (ii) conflict with Company’s, industry’s or my profession’s rules regarding conflicts of interest; (iii) constitute a conflict of commitment (if I am employed by a higher education institution); or (iv) impair Company’s ability to comply with any District or federal laws or regulations, contract, or grant agreement.

B-1

David Johnson

June 26, 2024

EXHIBIT C

JURISDICTION-SPECIFIC NON-SOLICITATION MODIFICATIONS TO SECTION 5

(AS APPLICABLE)

For Alabama Employees Only

I acknowledge that I agree to this Section 5 in order to protect Company’s protectable business interests pursuant to Ala. Code §§ 8-1-190 to 8-1-197. I acknowledge that during my employment I will have access to and knowledge of Confidential Information and such Confidential Information contains trade secrets pursuant to Ala. Code § 8-27-2.

For Arizona Employees Only

I acknowledge that Section 5 of this Agreement will be replaced in its entirety with the following:

5. I agree that, subject to future modification by Section 10.3, during the period of my employment and for the one (1) year period after the date my employment ends for any reason, including voluntary termination by me or involuntary termination by Company, I will not, as an officer, director, employee, consultant, owner, partner, or in any other capacity, either directly or through others, except on behalf of Company:

5.1

solicit, induce, encourage, or participate in soliciting, inducing or encouraging any person known to me to be an employee, consultant, or independent contractor of Company to terminate his or her relationship with Company, even if I did not initiate the discussion or seek out the contact;

5.2

solicit, induce, encourage, or participate in soliciting, inducing, or encouraging any person known to me to be an employee, consultant, or independent contractor of Company to terminate his or her relationship with Company to render services to me or any other person or entity that researches, develops, markets, sells, performs or provides or is preparing to develop, market, sell, perform or provide Conflicting Services (as defined below);

5.3

hire, employ, or engage in a business venture with as partners or owners or other joint capacity, or attempt to hire, employ, or engage in a business venture as partners or owners or other joint capacity, with any person then employed by Company or who has left the employment of Company within the preceding three (3) months to research, develop, market, sell, perform or provide Conflicting Services;

5.4	solicit, induce or attempt to induce any Customer (as defined below), to terminate, diminish, or materially alter in a manner harmful to Company its relationship with Company;

5.5	solicit or assist in the solicitation of any Customer to induce or attempt to induce such Customer to purchase or contract for any Conflicting Services; or

5.6	perform, provide or attempt to perform or provide any Conflicting Services for a Customer.

The parties agree that for purposes of this Agreement, a “Customer” is any person or entity who or which, at any time during the one (1) year period prior to my contact with such person or entity as described in Sections 5.4-5.6 above if such contact occurs during my employment or, if such contact occurs following the termination of my employment, during the one (1) year period prior to the date my employment with Company ends contracted for, was billed for, or received from Company any product, service or process with which I worked directly or indirectly during my employment by Company or about which I acquired Confidential Information.

The parties agree that for purposes of this Agreement, “Conflicting Services” means any product, service or process or the research and development thereof, of any person or organization other than the Company that directly competes with a product, service or process, including the research and development thereof, of Company with which I worked directly or indirectly during my employment by Company or about which I acquired Confidential Information during my employment by Company.

David Johnson

June 26, 2024

If the duration of this Section 5 is found by a court of competent jurisdiction to be unenforceable, then the duration shall be during the period of my employment and for the nine (9) month period after the date my employment ends for any reason.

For Arkansas Employees Only

I acknowledge that I agree to this Section 5 in order to protect Company’s legitimate business interests pursuant to Section 4-75-101 of the Arkansas Code.

For California Employees Only

I acknowledge that the restrictions contained in Section 5.1 of this Agreement shall apply only with respect to persons then employed by Company, or any person or entity engaged by Company as a consultant or independent contractor.

I acknowledge that Sections 5.2-5.8 of this Agreement will not apply to me.

For Colorado Employees Only

I acknowledge that Section 5 of this Agreement will not apply to me.

For Florida Employees Only

I acknowledge that I agree to this Section 5 in order to protect Company’s legitimate business interests pursuant to Fla. Stat. Section 542.335.

For Georgia Employees Only

I acknowledge that, for purposes of Section 5 of the Agreement, references to “Potential Customer” will not apply to me.

I further acknowledge and agree that for the one-year period after the date my employment ends for any reason, Sections 5.1-5.4 shall only apply to solicitation within the Restricted Territory, as defined in Section 6.2.

For Hawaii Employees Only

I acknowledge that Section 5 of this Agreement will not apply to me if I am employed by a “technology business” as defined by Haw. Rev. Stat. 480-4.

For Indiana Employees Only

I acknowledge that, for purposes of Section 5 of the Agreement, references to “Potential Customer” will not apply to me.

David Johnson

June 26, 2024

For Illinois Employees Only

I acknowledge and understand that Section 5 of the Agreement shall apply to me only if my actual or expected annualized rate of earnings exceeds the applicable earnings threshold under the Illinois Freedom to Work Act (820 ILSC 90/10).

I acknowledge that, for purposes of the Agreement, references to “Customer or Potential Customer” shall mean any person or entity who or which, at any time during the one-year period prior to my contact with such person or entity as described in Sections 5.5 or 5.6 if such contact occurs during my employment or, if such contact occurs following the termination of my employment, during the one-year period prior to the date my employment with Company ends: (i) contracted for, was billed for, or received from Company any product, service or process with which I worked directly or indirectly during my employment by Company or about which I acquired Confidential Information; or (ii) was in contact with me or in contact with any other employee, owner, or agent of Company, of which contact I was or should have been aware, concerning the sale or purchase of, or contract for, any product, service or process with which I worked directly or indirectly during my employment with Company or about which I acquired Confidential Information; or (iii) was solicited by Company in an effort in which I was involved or of which I was aware.

For Louisiana Employees Only

I acknowledge that I agree to this Section 5 in order to protect Company’s legitimate business interests pursuant to La. R.S. 23:921.

I acknowledge that for purposes of Section 5 of the Agreement, references to “Potential Customer” will not apply to me. In addition, Section 5 of the Agreement will only apply to areas within the Ascension, East Baton Rouge, East Feliciana, Iberville Jefferson, Livingston, Orleans, Plaquemines, Pointe Coupee, St. Bernard, St. Tammany, St. Charles, St. Helena, St. John the Baptist, St. James, West Baton Rouge, and West Feliciana parishes of Louisiana, which I acknowledge and agree are the parishes where I conduct business for Company in Louisiana.

For Minnesota Employees Only

I acknowledge that, for purposes of Section 5 of the Agreement, references to “Potential Customer” will not apply to me.

For Missouri Employees Only

I acknowledge that, for purposes of Section 5 of the Agreement, references to “Potential Customer” will not apply to me. I further acknowledge that Section 5 of the Agreement will not apply to me if I am an employee who provides only secretarial or clerical services.

For Nevada Employees Only

I acknowledge that nothing contained in Section 5 of this Agreement is intended to prohibit me from providing otherwise lawful services pursuant to N.R.S. §613.195.

David Johnson

June 26, 2024

For New Hampshire Employees Only

I acknowledge that, for purposes of Section 5 of the Agreement, references to “Potential Customer” will not apply to me.

For North Dakota Employees Only

I acknowledge that Section 5 of the Agreement will not apply to me.

For South Dakota Employees Only

I acknowledge that, for purposes of Section 5 of the Agreement, references to “Potential Customer” will not apply to me.

For Oklahoma Employees Only

I acknowledge that, for purposes of Section 5 of the Agreement, references to “Potential Customer” will not apply to me.

For Oregon Employees Only

I acknowledge that, for purposes of Section 5 of the Agreement, references to “Potential Customer” will not apply to me.

For Tennessee Employees Only

I acknowledge that, for purposes of Section 5 of the Agreement, references to “Potential Customer” will not apply to me.

For Virginia Employees Only

I acknowledge that Section 5 of this Agreement will be replaced in its entirety with the following:

5. I agree that, subject to future modification by Section 10.3, during the period of my employment and for the one-year period after the date my employment ends for any reason, including voluntary termination by me or involuntary termination by Company, I will not, as an officer, director, employee, consultant, owner, partner, or in any other capacity, either directly or through others, except on behalf of Company:

5.1

solicit, induce, encourage, or participate in soliciting, inducing or encouraging any person known to me to be an employee, consultant, or independent contractor of Company to terminate his or her relationship with Company, even if I did not initiate the discussion or seek out the contact;

5.2

solicit, induce, encourage, or participate in soliciting, inducing, or encouraging any person known to me to be an employee, consultant, or independent contractor of Company to terminate his or her relationship with Company to render services to me or any other person or entity that researches, develops, markets, sells, performs or provides or is preparing to develop, market, sell, perform or provide Conflicting Services (as defined below);

5.3

hire, employ, or engage in a business venture with as partners or owners or other joint capacity, or attempt to hire, employ, or engage in a business venture as partners or owners or other joint capacity, with any person then employed by Company or who has left the employment of Company within the preceding three months to research, develop, market, sell, perform or provide Conflicting Services;

David Johnson

June 26, 2024

5.4	solicit, induce or attempt to induce any Customer or Potential Customer (as defined below), to terminate, diminish, or materially alter in a manner harmful to Company its relationship with Company;

5.5	solicit or assist in the solicitation of any Customer or Potential Customer to induce or attempt to induce such Customer or Potential Customer to purchase or contract for any Conflicting Services; or

5.6	perform, provide or attempt to perform or provide any Conflicting Services for a Customer or Potential Customer.

The parties agree that for purposes of this Agreement, a “Customer or Potential Customer” is any person or entity who or which, at any time during the one-year period before my contact with such person or entity as described in Sections 5.4-5.6 above if such contact occurs during my employment or, if such contact occurs after the termination of my employment, during the one-year period before the date my employment with Company ends: (i) contracted for, was billed for, or received from Company any product, service or process with which I worked directly or indirectly during my employment by Company or about which I acquired Confidential Information; or (ii) was in contact with me or in contact with any other employee, owner, or agent of Company, of which contact I was or should have been aware, concerning the sale or purchase of, or contract for, any product, service or process with which I worked directly or indirectly during my employment with Company or about which I acquired Confidential Information; or (iii) was solicited by Company in an effort in which I was involved or of which I was aware.

The parties agree that for purposes of this Agreement, “Conflicting Services” means any product, service, or process or the research and development thereof, of any person or organization other than Company that directly competes with a product, service, or process, including the research and development thereof, of Company with which I worked directly or indirectly during my employment by Company or about which I acquired Confidential Information during my employment by Company.

For Washington Employees Only

I acknowledge that Section 5 of this Agreement will be replaced in its entirety with the following:

5. I agree that, subject to future modification by Section 10.3, during the period of my employment and for the one-year period after the date my employment ends for any reason, including voluntary termination by me or involuntary termination by Company, I will not, as an officer, director, employee, consultant, owner, partner, or in any other capacity, either directly or through others, except on behalf of Company:

5.1 solicit, induce, encourage, or participate in soliciting, inducing or encouraging any person known to me to be an employee of Company to terminate his, her or their relationship with Company, even if I did not initiate the discussion or seek out the contact;

5.2 solicit, induce, encourage, or participate in soliciting, inducing or encouraging any person known to me to be an employee to render services to me or to any other person or entity that researches, develops, markets, sells, performs or provides or is preparing to develop, market, sell, perform or provide Conflicting Services (as defined below);

5.3 solicit, induce, encourage, or participate in soliciting, inducing, or encouraging any person known to me to be a consultant or independent contractor of Company to terminate his, her or their relationship with Company, (even if I did not initiate the discussion or seek out the contact) or render services to me or any other person or entity that researches, develops, markets, sells, performs or provides or is preparing to develop, market, sell, perform or provide Conflicting Services;

David Johnson

June 26, 2024

5.4 hire, employ, or engage in a business venture to research, develop, market, sell, perform or provide Conflicting Services as partners or owners or other joint capacity any person then employed by Company or who has left the employment of Company within the preceding three months, or attempt to hire, employ, or engage in a business venture to research, develop, market, sell, perform or provide Conflicting Services as partners or owners or other joint capacity any person then employed by Company or who has left the employment of Company within the preceding three months;

5.5 solicit, induce or attempt to induce any Customer (as defined below), to terminate, diminish, or materially alter in a manner harmful to Company its relationship with Company;

5.6 solicit or assist in the solicitation of any Customer to induce or attempt to induce such Customer to purchase or contract for any Conflicting Services;

5.7 perform, provide, or attempt to perform or provide any Conflicting Services for a Customer; or

5.8 solicit, induce, or attempt to induce any Potential Customer (as defined below), to terminate, diminish, or materially alter in a manner harmful to Company its relationship with Company; solicit or assist in the solicitation of any Potential Customer to induce or attempt to induce such Potential Customer to purchase or contract for any Conflicting Services; or perform, provide or attempt to perform or provide any Conflicting Services for a Potential Customer.

The parties agree that for purposes of this Agreement, a “Customer” or “Potential Customer” is any person or entity who or which, at any time during the one-year period prior to my contact with such person or entity as described in Sections 5.5-5.8 above if such contact occurs during my employment or, if such contact occurs following the termination of my employment, during the one-year period prior to the date my employment with Company ends: (i) contracted for, was billed for, or received from Company any product, service or process with which I worked directly or indirectly during my employment by Company or about which I acquired Confidential Information; or (ii) was in contact with me or in contact with any other employee, owner, or agent of Company, of which contact I was or should have been aware, concerning the sale or purchase of, or contract for, any product, service or process with which I worked directly or indirectly during my employment with Company or about which I acquired Confidential Information; or (iii) was solicited by Company in an effort in which I was involved or of which I was aware. The parties agree that, for purposes of this Agreement, “Conflicting Services” means any product, service, or process or the research and development thereof, of any person or organization other than Company that directly competes with a product, service, or process, including the research and development thereof, of Company with which I worked directly or indirectly during my employment by Company or about which I acquired Confidential Information during my employment by Company.

I understand that Sections 5.2-5.4 and 5.6-5.8 are applicable to me only if my total annualized compensation meets or exceeds the Compensation Threshold specified in Section 6, calculated as of the earlier of my employment separation date or the date the Company seeks to enforce the restrictions in this Section 5.

For Wisconsin Employees Only

I acknowledge that, for purposes of Section 5 of the Agreement, references to “Potential Customer” will not apply to me.

Exhibit 10.1

EXHIBIT D

JURISDICTION-SPECIFIC NON-COMPETITION MODIFICATIONS TO SECTION 6

(AS APPLICABLE)

For Alabama Employees Only

I acknowledge that I agree to this Section 6 in order to protect Company’s protectable business interests pursuant to Ala. Code §§ 8-1-190 to 8-1-197. I acknowledge that during my employment I will have access to and knowledge of Confidential Information and such Confidential Information contains trade secrets pursuant to Ala. Code § 8-27-2.

For Arizona Employees Only

I acknowledge that Section 6 of this Agreement will be replaced in its entirety with the following:

I agree that, subject to future modification by Section 10.3, for the one (1) year period after the date my employment ends for any reason, including voluntary termination by me or involuntary termination by Company (except as prohibited by law), I will not, directly or indirectly, as an officer, director, employee, consultant, owner, partner, or in any other capacity solicit, perform, or provide, or attempt to perform or provide Conflicting Services (as defined for Arizona employees in Exhibit C) anywhere in the Restricted Territory (as defined below), nor will I assist another person to solicit, perform or provide or attempt to perform or provide Conflicting Services anywhere in the Restricted Territory.

The parties agree that for purposes of this Agreement, “Restricted Territory” means (i) anywhere in the State of Arizona; (ii) within a fifty (50) mile radius of the principal location of my employment with Company during the last one (1) year of my employment with Company, if such fifty (50) mile radius encompasses a state other than Arizona; and (iii) within a fifty (50) mile radius of the primary business location of a Customer.

If the duration of this Section 6 is found by a court of competent jurisdiction to be unenforceable, then the duration shall be during the period of my employment and for the nine (9) month period after the date my employment ends for any reason.

For Arkansas Employees Only

I acknowledge that I agree to this Section 6 in order to protect Company’s legitimate business interests pursuant to Section 4-75-101 of the Arkansas Code.

For California Employees Only

I acknowledge that Section 6 of this Agreement will not apply to me.

For Colorado Employees Only

I acknowledge that Section 6 of this Agreement will not apply to me.

For District of Columbia Employees Only

I acknowledge and understand that Section 6 shall apply to me only if my annualized compensation (including, but not limited to salary, commissions, and bonuses) meets or exceeds the greater of (i) $154,200; or (ii) the compensation threshold as adjusted pursuant to D.C. Code §32-581.01 (the “Washington D.C. Compensation Threshold”). If my annualized compensation meets or exceeds the Washington D.C. Compensation Threshold, I acknowledge that I received notice of the restrictions in Section 6, including the following notice below, pursuant to D.C. Code §32-581.01:

NOTICE PURSUANT TO D.C. CODE § 32-581.01

The District’s Ban on Non-Compete Agreements Amendment Act of 2020 limits the use of non-compete agreements. It allows employers to request non-compete agreements from highly compensated employees, as that term is defined in the Ban on Non-Compete Agreements Amendment Act of 2020, under certain conditions. [   ] has determined that you are a highly compensated employee. For more information about the Ban on Non-Compete Agreements Amendment Act of 2020, contact the District of Columbia Department of Employment Services (DOES).

For Florida Employees Only

I acknowledge that I agree to this Section 6 in order to protect Company’s legitimate business interests pursuant to Fla. Stat. Section 542.335.

For Georgia Employees Only

I acknowledge that Section 6 of this Agreement will not apply to me if I do not (i) customarily and regularly solicit for Company’s customers or prospective customers; (ii) customarily and regularly engage in making sales or obtaining orders or contracts for products or services; (iii) perform the following duties: have a primary duty of managing the enterprise in which I am employed or of a customarily recognized department or subdivision, customarily and regularly direct the work of two or more other employees, and have the authority to hire or fire other employees or have particular weight given to suggestions and recommendations as to the hiring, firing, advancement, promotion, or any other change of status of other employees; or (iv) perform the duties of a key employee or professional, pursuant to O.C.G.A. § 13-8-53(a).

For Hawaii Employees Only

I acknowledge that Section 6 of this Agreement will not apply to me if I am employed by a “technology business” as defined by Haw. Rev. Stat. 480-4. I acknowledge that I agree to this Section 6 in order to protect Company’s legitimate business interests pursuant to Section 480-4 of the Hawaii Revised Statutes.

For Idaho Employees Only

I acknowledge that this Section 6 protects Company’s legitimate business interests, including its interests in Company’s trade secrets and Confidential Information, its substantial and near permanent relationships with customers, and its customer goodwill.

I acknowledge that Section 6 of this Agreement will not apply to me if I am not a “key” employee or “key” independent contractor, as defined under Idaho Code § 44-2702(1).

For Illinois Employees Only

I acknowledge that this Section 6 protects Company’s legitimate business interests, including its interests in Company’s trade secrets and Confidential Information, its substantial and near permanent relationships with customers, and its customer goodwill.

I acknowledge and understand that Section 6 of the Agreement shall apply to me only if my actual or expected annualized rate of earnings exceeds the applicable earnings threshold under the Illinois Freedom to Work Act (820 ILSC 90/10).

For Indiana Employees Only

I acknowledge that this Section 6 protects Company’s legitimate business interests, including its interests in Company’s trade secrets and Confidential Information, its substantial and near permanent relationships with customers, and its customer goodwill.

For Louisiana Employees Only

I acknowledge that I agree to this Section 6 in order to protect Company’s legitimate business interests pursuant to La. R.S. 23:921.

I acknowledge that, for purposes of Section 6 of the Agreement, references to “Restricted Territory” will only apply to areas within the Ascension, East Baton Rouge, East Feliciana, Iberville Jefferson, Livingston, Orleans, Plaquemines, Pointe Coupee, St. Bernard, St. Tammany, St. Charles, St. Helena, St. John the Baptist, St. James, West Baton Rouge, and West Feliciana

parishes of Louisiana, which I acknowledge and agree are the parishes where I conduct business for Company in the State of Louisiana.

For Maine Employees Only

I acknowledge that, pursuant to 26 M.R.S.A. § 599-A, Section 6 of this Agreement will not apply to me if (i) I earn wages at or below 400% of the federal poverty level, or (ii) if Company did not provide notice to me of a non-compete requirement and did not provide a copy of this Agreement at least three business days before Company required the Agreement to be signed.

For Maryland Employees Only

I acknowledge that Section 6 of this Agreement will not apply to me if I earn less than 150% of the state’s minimum wage, pursuant to Md. Code Ann., Lab. & Empl. § 3-716(a).

For Massachusetts Employees Only

I acknowledge that, in support of my agreement to the non-competition provision in Section 6, Company has provided or will provide to me (as applicable) with Mutually Agreed Upon Consideration, or in the alternative, Garden Leave Payments, each as defined and detailed below.

• “Mutually Agreed Upon Consideration” is, at Company’s election and sole discretion, either (A) the option grant described in my offer letter or employment agreement, as applicable; (B) the award of restricted stock, as described in my offer letter or employment agreement, as applicable; or (C) as described below. Notwithstanding the foregoing, in the event that I have no such option grant or award of restricted stock as of the date on which my employment terminates, and if Company does not elect to waive the provisions of this Section 6, Company will either, at its election, (A) provide me with Mutually Agreed Upon Consideration by paying me a lump sum payment of $10,000, less applicable deductions and withholdings, on Company’s next regular payroll date which occurs at least fifteen days after my employment terminates; or (B) pay me continuing salary payments for one year following termination of my employment at a rate equal to no less than 50% of the highest annualized base salary paid to me by Company within the two years prior to the termination of my relationship with Company (“Garden Leave Payments”). Company may elect to enforce the provisions of this Section 6 or waive them at its sole discretion. If Company elects to waive the provisions of this Section 6, such waiver may be accomplished by Company providing me with written notice of its election to waive: (A) on or before the last day of my employment with Company pursuant to an involuntary termination by Company for Cause, or (B) within two weeks after Company’s receipt of written notice from me of my resignation from employment. Notwithstanding anything to the contrary above, Company may enforce the covenants in this Section 6 without providing the Mutually Agreed Upon

Consideration or Garden Leave Payments, as applicable, if it determines in good faith that I breached this Section 6 or unlawfully misappropriated Company’s physical or electronic property.

For avoidance of doubt, Company’s failure to timely waive the provisions of this Section 6 shall be construed as its election to enforce the provisions of this Section 6. For further avoidance of doubt, if Company elects to waive, I am classified as nonexempt under the Fair Labor Standards Act, 29 U.S.C. 201-219, or Company is otherwise prohibited by law or a court from enforcing, the provisions of this Section 6, I will not be subject to the restrictions in this Section 6 nor will I be entitled to any Mutually Agreed Upon Consideration, to the extent that it has not already been provided to me, or Garden Leave Payments.

I agree that for purposes of this Agreement, “Cause” shall mean a termination of my employment by the Company due to my misconduct or failure to meet the Company’s performance expectations

I agree that for purposes of this Agreement, “Restricted Territory” means the geographic areas in which I provided services for Company or had a material presence or influence, during any time within the last two years prior to the termination of my relationship with Company.

For Michigan Employees Only

I acknowledge that this Section 6 protects Company’s legitimate business interests, including its interests in Company’s trade secrets and Confidential Information, its unique business relationships, and its customer goodwill. I acknowledge that Section 6 is necessary to protect these legitimate business interests.

For Minnesota Employees Only

I acknowledge that Section 6 of this Agreement will not apply to me.

For Missouri Employees Only

I acknowledge that I agree to this Section 6 in order to protect Company’s legitimate business interests pursuant to Section 416.031 of the Missouri Revised Statutes. I acknowledge that this Section 6 is necessary to protect those legitimate business interests.

I acknowledge that Section 6 of this Agreement will not apply to me if I am an employee who provides only clerical or secretarial services.

For Montana Employees Only

I acknowledge that Section 6 of the Agreement is reasonably necessary to protect Company’s legitimate business interests in good will, customer relationships, and trade information pursuant to Mont. Code Ann. §§ 28-2-703 to 28-2-705.

I acknowledge that Section 6 of the Agreement does not operate as an absolute or full restraint on my right to work.

I acknowledge that Section 6 of the Agreement will not apply to me if I am terminated by Company.

For Nevada Employees Only

I acknowledge that Section 6 of this Agreement will not apply to me if I am paid on an hourly basis.

For New Hampshire Employees Only

I acknowledge that, pursuant to N.H. RSA § 275:70, that this Section of this Agreement will not apply to me after the termination of my employment, unless (i) Company provided me a copy of this Agreement before I accepted my offer of employment, if this was a condition of employment before my employment with Company, and (ii) I earn an hourly wage of more than 200% of the federal minimum wage.

For North Dakota Employees Only

I acknowledge that Section 6 of this Agreement will not apply to me.

For Ohio Employees Only

I acknowledge that this Section 6 protects Company’s legitimate business interests, including its interests in Company’s trade secrets and Confidential Information and its customer goodwill. I acknowledge that Section 6 is necessary to protect these legitimate business interests.

For Oklahoma Employees Only

I acknowledge that Section 6 of this Agreement will not apply to me.

For Oregon Employees Only

I acknowledge that either (a) Company informed me in a written employment offer received by me at least two weeks before my first day of work that a noncompetition agreement is required as a condition of employment or (b) this noncompetition agreement is entered into upon my subsequent bona fide advancement by Company. I understand Company reserves all of the options under ORS 653.295 for enforcement of this noncompetition agreement for up to one year.

I acknowledge that this Section 6 of the Agreement will not apply to me if I am classified as a nonexempt employee under the federal Fair Labor Standards Act.

I acknowledge that this Section 6 of the Agreement will only apply to me if the total amount of my annual gross salary and commissions, calculated on an annual basis, at the time of my termination, exceeds $113,241.00 in 2024 dollars, adjusted annually for inflation.

For Rhode Island Employees Only

I acknowledge that this Section 6 of this Agreement will not apply to me if I am (i) classified as a nonexempt employee under the federal Fair Labor Standards Act; (ii) an undergraduate or graduate student participating in an internship or otherwise entering into a short-term employment relationship with Company while enrolled at an educational institution; (iii) under the age of 18; or (iv) an employee who earns less than 250% of the federal poverty level for individuals as established by the United States Department of Health and Human Services federal poverty guidelines.

For South Dakota Employees Only

I acknowledge that I agree to this Section 6 in order to protect Company’s legitimate business interests pursuant to SDCL 53-9-8 through SDCL 53-9-11.

For Utah Employees Only

I acknowledge that I agree to this Section 6 in order to protect Company’s legitimate business interests pursuant to Utah Code §§ 34-51-101 to 34-51-301.

For Virginia Employees Only

I acknowledge that Section 6 of this Agreement will be replaced in its entirety with the following:

I agree that, subject to future modification by Section 10.3, for the one-year period after the date my employment ends for any reason, including voluntary termination by me or involuntary termination by Company (except as prohibited by law), I will not, directly or indirectly, as an officer, director, employee, consultant, owner, partner, or in any other capacity solicit, perform, or provide, or attempt to perform or provide Conflicting Services (as defined for Virginia employees in Exhibit C) anywhere in the Restricted Territory (as defined below), nor will I assist another person to solicit, perform or provide or attempt to perform or provide Conflicting Services anywhere in the Restricted Territory.

The parties agree that for purposes of this Agreement, “Restricted Territory” means the 100-mile radius of any of the following locations: (i) any Company business location at which I have worked on a regular or occasional basis during the preceding year; (ii) my home if I work from home on a regular or occasional basis; (iii) any potential business location of Company under active consideration by Company to which I have traveled in connection with the consideration of that location; (iv) the primary business location of a Customer or Potential Customer; or (v) any business location of a Customer or Potential Customer where representatives of the Customer or Potential Customer with whom I have been in contact in the preceding year are based.

I acknowledge that this Section 6 of this Agreement will not apply to me if my average weekly earnings, as determined pursuant to Code of Virginia §40.1-28.7:7, are less than the average weekly wage of the Commonwealth as determined by Va. Code Ann. § 65.2-500(B).

For Washington Employees Only

I acknowledge that Section 6 of this Agreement will only apply to me after the termination of my employment for any reason if my total annualized compensation (such as salary, commissions and bonuses), calculated as of the earlier of my employment separation date or the date Company seeks to enforce the restrictions in Section 6, meets or exceeds the greater of (i) $120,559.99; or (ii) the compensation threshold established by the Washington State Department of Labor and Industries (collectively, the “Compensation Threshold”).

I acknowledge that in the event that my employment is terminated as the result of a “layoff” (under applicable Washington law), Company may elect to enforce any portion (or entirety) of the one-year restricted period specified in this Section 6, or waive them at its sole discretion. To the extent required under Washington law, if Company elects to enforce the provisions of this Section 6 after my employment is terminated as a result of such a layoff, Company will provide me continuing salary payments for that portion (or entirety) of the one-year restricted period specified in this Section 6 which Company elects to enforce, following termination of my employment at a rate equal to no less than my base salary at the time of the termination of my employment, less any compensation earned through my subsequent employment (“Garden Leave Payments”). Notwithstanding anything to the contrary above, Company may enforce the covenants in Section 6 without providing the Garden Leave Payments, if applicable, if it determines in good faith that I breached Section 6 or unlawfully misappropriated Company’s physical or electronic property. I agree that upon a request from Company, I will provide Company with proof of my new wage rate or salary through subsequent employment for the purposes of calculating Garden Leave Payments, which may be adjusted from payment to payment based on the information I provide to Company. For further avoidance of doubt, if my annualized compensation does not meet or exceed the Compensation Threshold (as defined in this Exhibit D), I will not be subject to the restrictions in Section 6.

For Wisconsin Employees Only

I acknowledge that this Section 6 protects Company’s legitimate business interests, including its interests in Company’s trade secrets and Confidential Information, relationships with customers or recent past customers, and its customer goodwill. I acknowledge that Section 6 is reasonably necessary to protect these legitimate business interests as defined by Wis. Stat. § 103.465.

I further acknowledge that Section 6 of the Agreement will only apply to Conflicting Services related to my particular division or product line at Company. Pursuant to Wis. Stat. § 103.465, Section 6 of the Agreement does not prohibit me from engaging in activities that are not in direct competition with Company.

Exhibit 10.1

EXHIBIT B

FORM OF RELEASE

In exchange for the severance benefits to be provided to me by Vera Therapeutics, Inc. (the “Company”) pursuant to my employment offer letter agreement between me and the Company, dated [DATE] (the “Employment Agreement”), I hereby provide the following release.

I hereby generally and completely release the Company and its parents, subsidiaries, successors, predecessors, and affiliates, and each of their respective current and former directors, officers, employees, stockholders, shareholders, agents, attorneys, insurers, and assigns, from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this release. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, provincial and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Employee Retirement Income Security Act of 1974 (as amended), the federal Age Discrimination in Employment Act (as amended) (“ADEA”), the California Labor Code, and the California Fair Employment and Housing Act (as amended). Notwithstanding the foregoing, I understand that the following claims are not included in my release: (a) any rights or claims for indemnification I may have pursuant to any written indemnification agreement; the charter, bylaws, or operating agreements of the Company; or under applicable law; (b) any rights I have to file or pursue a claim for workers’ compensation or unemployment insurance; or (c) any rights which cannot be waived as a matter of law.

I acknowledge that I have been advised, pursuant to California Government Code Section 12964.5(b)(4), that I have a right to consult an attorney regarding this release and that I was given a reasonable time period of not less than five business days in which to do so. I further acknowledge and agree that, in the event I sign this release prior to the end of the reasonable time period, my decision to accept such shortening of time is knowing and voluntary and is not induced by the Company through fraud, misrepresentation, or a threat to withdraw or alter the offer prior to the expiration of the reasonable time period, or by providing different terms to employees who sign such an agreement prior to the expiration of the time period.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, and that the consideration for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the date I sign this release; (b) I should consult with an attorney prior to signing this release (although I may choose voluntarily not do so); (c) I have 21 days to consider this release (although I may choose voluntarily to sign this release earlier); (d) I have seven days following the date I sign this release to revoke it by providing written notice to the Board of Directors; and (e) this release will not be effective until the date upon which the revocation period has expired, which will be the eighth day after I sign this release.

A-1

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

In addition, I understand that nothing in this release limits my ability to file a charge or complaint with the Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). I further understand this release does not limit my ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. While this Agreement does not limit my right to receive an award for information provided to the Securities and Exchange Commission, I understand and agree that, to maximum extent permitted by law, I am otherwise waiving any and all rights I may have to individual relief based on any claims that I have released and any rights I have waived by signing this release. I further understand that nothing in this release prevents me from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that I have reason to believe is unlawful, or waives any rights I may have under Section 7 of the National Labor Relations Act (subject to the release of claims set forth herein).

I hereby represent that I have been paid all compensation owed and for all hours worked; I have received all the leave and leave benefits and protections for which I am eligible pursuant to the Family and Medical Leave Act, the California Family Rights Act, or otherwise; and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim. I further acknowledge that, other than the severance benefits that will be provided to me pursuant to the Employment Agreement upon the effectiveness of this release, among other required conditions, I have not earned and will not receive from the Company any additional compensation, severance, or benefits, with the exception of any vested right I may have under the express terms of a written ERISA-qualified benefit plan (e.g., 401(k) account). By way of example, I acknowledge that I have not earned and am not owed any bonus, vacation, incentive compensation, severance, commissions or equity.

I further acknowledge my continuing obligations under my Employee Confidential Information and Inventions Assignment Agreement.

Both I and the Company hereby agree not to disparage the other party (and, as it relates to you, nor any of Company’s officers, directors, employees, shareholders, and agents) in any manner likely to be harmful to its or their business, business reputations or personal reputations; provided that either party may respond accurately and fully to any question, inquiry or request for information when required by the legal process or in connection with a government investigation. In addition, nothing in this release is intended to prohibit or restrain me in any manner from making disclosures that are protected under the whistleblower provisions of federal law or regulation or under other applicable law or regulation.

I acknowledge that to become effective, I must sign and return this release to the Company so that it is received not later than 21 days following the date it is provided to me.

DAVID JOHNSON

Date:

B-2